SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October  21,  2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)
California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities

          Act (17 CFR 230.425)

      [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange

          Act (17 CFR 240.14a-12)

      [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election  of  New Directors

(1)  On October 21, 2006, the Company’s Board of Directors elected Dennis G. Schmal and Gary C. Wallace as directors of North Bay Bancorp and of its wholly-owned subsidiary, The Vintage Bank (the “Bank”).

(2)  There is no arrangement or understanding between either Mr. Schmal or Mr. Wallace and any other person pursuant to which either  Mr. Schmal or Mr. Wallace was selected as a director.

(3)  Mr. Schmal was assigned to Class B as a director.  He was appointed to the Audit Committee and designated as Audit Committee Chair and the Committee’s financial expert.

Mr. Wallace was assigned to Class C as a director. He was appointed to the Audit Committee and the Bank’s ALCO Committee.

(4)  There have been no transactions since January 1, 2005, nor are there any currently proposed transactions, to which the Company, or the Bank, was or is to be a party, in which either Mr. Schmal or Mr. Wallace had a direct or indirect material interest.

A copy of a Press Release dated October 26, 2006 announcing the election of the new directors is attached to this Report as Exhibit 99.1.

Item.  9.01 Financial Statements and Exhibits

Exhibit 99.1  Press Release dated October 26, 2006 announcing the election of the new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson, President and Chief

Executive Officer (Principal Executive Officer)

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